Southern Company Services, Inc.
                               333 Piedmont Avenue
                               Atlanta, Ga. 30308
                                  404-506-7146
December 2, 1997



Securities and Exchange Commission
Washington, D.C.  20549

RE:      Alabama Power Company
         Alabama Power Capital Trust III
         Alabama Power Capital Trust IV
         Alabama Power Capital Trust V
         Registration Statement on Form S-3
         File Nos. 333-40629, 333-40629-01, 333-40629-02,
         333-40629-03

Ladies and Gentlemen:

We transmit herewith for filing with the Commission on behalf of Alabama Power Company, Alabama Power Capital Trust III, Alabama Power Capital Trust IV, and Alabama Power Capital Trust V, pursuant to the provisions of the Securities Act of 1933, Amendment No. 1 to Registration Statement on Form S-3 relating to the issue of securities as described therein.

The Company hereby requests, pursuant to Rule 461 under the Act, that the Registration Statement, as amended, be declared effective as early as practicable on December 2, 1997, or as soon as practicable thereafter. Also included herewith is correspondence from Salomon Brothers Inc requesting effectiveness of such Registration Statement, as amended.

Please address any questions or comments regarding the Registration Statement to the undersigned at Southern Company Services, Inc., Atlanta, Georgia (404) 506-7146.

Yours very truly,

/s/Wayne Boston

Wayne Boston
Assistant Secretary

                                                            Robert R. Holloman
                                                            Managing Director
                                                            212-816-6494


December 2, 1997



Securities and Exchange Commission
Washington, D.C.  20549

RE:      Alabama Power Company
         Alabama Power Capital Trust III
         Alabama Power Capital Trust IV
         Alabama Power Capital Trust V
         Registration Statement on Form S-3
         File Nos. 333-40629, 333-40629-01, 333-40629-02,
         333-40629-03

Dear Sir or Madam

          We hereby join in the request of the registrants that the effectiveness of the above-captioned Registration Statement, as amended, be accelerated as early as practicable on December 2, 1997 or as soon thereafter as practicable.

Very truly yours,

SALOMON BROTHERS INC
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.

As Representatives of the Prospective Underwriters

By:  Salomon Brothers Inc


By: /s/Robert R. Holloman
  Name:   Robert R. Holloman
  Title:  Managing Director